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                                                                  Exhibit (d)(6)

                              QUANTUM CORPORATION

                            1986 STOCK OPTION PLAN

     1.   Purposes of the Plan.  The purposes of this Stock Option Plan are to
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attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees, Consultants and Directors of the Company and to promote the success of the Company's business.

          Options granted hereunder may be either "Incentive Stock Options," as defined in Section 422 of the Code, or "Nonstatutory Stock Options," at the discretion of the Board and as reflected in the terms of the written option agreement.

     2.   Definitions.  As used herein, the following definitions shall apply:
          -----------

          (a)  "Board" shall mean the Committee, if one has been appointed, or
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the Board of Directors of the Company, if no Committee is appointed.

          (b)  "Code" shall mean the Internal Revenue Code of 1986, as amended.
                ----

          (c)  "Common Stock" shall mean the Common Stock of the Company.
                ------------

          (d)  "Company" shall mean Quantum Corporation, a Delaware corporation.
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          (e)  "Committee" shall mean the Committee appointed by the Board of
                ---------
Directors in accordance with Section 4 of the Plan, if one is appointed.

          (f)  "Consultant" shall mean any person who is engaged by the Company,
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or any Subsidiary to render consulting services and is compensated for such consulting services, and any director of the company whether or not compensated for such services.

          (g)  "Continuous Status as an Employee, Consultant or Director" shall
                --------------------------------------------------------
mean the absence of any interruption or termination of service as an Employee, Consultant or Director. Continuous Status as an Employee, Consultant or Director shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

          (h)  "Director" shall mean a member of the Board of Directors of the
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Company.

          (i)  "Employee" shall mean any person, including officers and
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directors, employed by the Company or any Parent or Subsidiary of the Company.
The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.
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          (j)  "Incentive Stock Option" shall mean an Option intended to qualify
                ----------------------
as an incentive stock option within the meaning of Section 422 of the Code.

          (k)  "Option" shall mean a stock option granted pursuant to the Plan.
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          (l)  "Optioned Stock" shall mean the Common Stock subject to an
                --------------
Option.

          (m)  "Optionee" shall mean an Employee, Consultant or Director who
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receives an Option.

          (n)  "Outside Director" shall mean a Director who is not an Employee
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of the Company.

          (o)  "Parent" shall mean a "parent corporation," whether now or
                ------
hereafter existing, as defined in Section 425(e) of the Code.

          (p)  "Plan"  shall mean this 1986 Stock Option Plan.
                ----

          (q)  "Share" shall mean a share of the Common Stock, as adjusted in
                -----
accordance with Section 12 of the Plan.

          (r)  "Subsidiary" shall mean a "subsidiary corporation," whether now
                ----------
or hereafter existing, as defined in Section 424(f) of the Code.

     3.   Stock Subject to the Plan.  Subject to the provisions of Section 12 of
          -------------------------
the Plan, the maximum aggregate number of shares which may be optioned and sold under the Plan is 25,400,000 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

          If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

     4.   Administration of the Plan.
          --------------------------

          (a)  Procedure. The Plan shall be administered by (i) the Board if the
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Board may administer the Plan in compliance with Rule 16b-3 promulgated under the Exchange Act, or any successor rule thereto ("Rule 16b-3"), with respect to a plan intended to qualify under Rule 16b-3 as a discretionary plan, or (ii) a Committee designated by the Board to administer the Plan, which Committee shall be constituted to permit the Plan to comply with Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan. If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to directors, non-director officers and Employees who are neither directors nor officers.

               Once appointed, the Committee(s) shall continue to serve until otherwise directed by the Board. From time to time the Board may change the size of the Committee(s), appoint additional members thereof, remove members (with or without cause), appoint new
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members in substitution therefor, fill vacancies, however caused and remove all members of the Committee(s) and thereafter directly administer the Plan, all to the extent permitted by Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan.

          (b)  Powers of the Board.  Subject to the other provisions of this
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Plan, the Board shall have the authority, in its discretion: (i) to grant
Incentive Stock Options in accordance with Section 422 of the Code or Nonstatutory Stock Options; (ii) to determine, upon review of relevant information and in accordance with Section 8(b) of the Plan, the fair market value of the Common Stock; (iii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 8(a) of the Plan; (iv) to determine the Employees, Consultants or Directors to whom, and the time or times at which, Options shall be granted and the number of shares to be represented by each Option; (v) to interpret the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical), and, with the consent of the holder thereof, modify or amend each Option; (viii) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option in any manner consistent with the provisions of Section 10 of the Plan; (ix) to authorize any person to execute on behalf of the Company an instrument required to effectuate the grant of an Option previously granted by the Board; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan.

          (c)  Effect of Board's Decision.  All decisions, determinations and
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interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

     5.   Eligibility.
          -----------

          (a) Options may be granted only to Employees, Consultants and Directors. Outside Directors may be granted Options pursuant to Section 9 only. Incentive Stock Options may be granted only to Employees. An Employee, Consultant or Director who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

          (b) To the extent that the aggregate fair market value of the shares of Common Stock with respect to which Options designated as Incentive Stock Options become exercisable for the first time by any individual during any calendar year (under all plans of the Company) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of the preceding sentence, (i) options shall be taken into account in the order in which they were granted and (ii) the fair market value of the shares shall be determined at the time the Option was granted.

          (c) The Plan shall not confer upon any Optionee any right with respect to continuation of employment, consulting relationship with the Company or service on the Board, nor shall it interfere in any way with his right or the Company's right to terminate his employment or consulting relationship at any time.

     6.   Term of Plan.  The Plan shall become effective upon the earlier to
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occur of its adoption by the Board of Directors or its approval by the shareholders of the Company as described
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in Section 18 of the Plan. It shall continue in effect for a term of ten (10)
years unless sooner terminated under Section 14 of the Plan.

     7.   Term of Option.  The term of each Option shall be ten (10) years
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from the date of grant thereof or such shorter term as may be provided in the
Stock Option Agreement. In addition, in the case of an Option granted to an Employee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof, or such shorter term as may be provided in the Stock Option Agreement.

     8.   Exercise Price and Consideration.
          --------------------------------

          (a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:

               (i)  In the case of an Incentive Stock Option

                    (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of grant.

                    (B) granted to any Employee, the per Share exercise price shall be no less than 100% of the fair market value per Share on the date of grant.

               (ii) In the case of a Nonstatutory Stock Option

                    (A) granted to a person who at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of the grant.

                    (B) except as otherwise provided in Section 4 hereof, granted to any person, the per Share exercise price shall be no less than 85% of the fair market value per Share on the date of grant.

          (b) The fair market value shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the mean of the bid and asked prices of the Common Stock for the date of grant, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) System) or, in the event the Common Stock is listed on a stock exchange, the fair market value per Share shall be the closing price on such exchange on the date of grant of the Option, as reported in the Wall Street Journal.

          (c) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of cash, check, promissory note (to the extent permitted under applicable law), other Shares of
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Common Stock (which, if acquired from the Company, have been held for at least six months prior to such exercise) having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted by law.

     9.   Grants to Outside Directors.  All grants of Options to Outside
          ---------------------------
Directors shall be automatic and non-discretionary and shall be made strictly in accordance with the following provisions:

          (a) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of shares to be covered by Options granted to Outside Directors; provided, however, that nothing in this Plan shall be construed to prevent an Outside Director from declining to receive an Option under this Plan.

          (b) Each person who is an Outside Director as of May 1, 1991 (the "Effective Date"), shall automatically be granted an option to purchase 7,500 shares of Common Stock (the "Current Director Options") on the date of each Annual Meeting of Stockholders of the Company following the Effective Date, decreased or increased as provided in Section 12 hereof, during the life of the Plan. The Current Director Options shall become exercisable in installments cumulatively with respect to 1/12 of the shares subject thereto (decreased or increased as provided in Section 12 hereof) on the first day of each month commencing as of April 1 of the year which is three years from the year of the grant of such option.

          (c) Each Outside Director elected or appointed after the Effective Date shall automatically be granted an option to purchase 30,000 shares of Common Stock on the date of such appointment or election (the "Future Outside Director First Option"), decreased or increased as provided in Section 12 hereof. The Future Director First Option shall become exercisable as to (i) 7,500 shares (decreased or increased as provided in Section 12 hereof) on the first day of the month which is one year from the month in which the Future Director First Option was granted (the "Initial Vesting Date"), and (ii) the balance of such shares subject to the Future Director First Option (the "Remaining Shares") in installments cumulatively with respect to 1/36 of the Remaining Shares (decreased or increased as provided in Section 12 hereof) beginning on the first day of the first consecutive month following the Initial Vesting Date.

          (d) Each Outside Director elected or appointed after the Effective Date shall automatically be granted, in addition to the Future Outside Director First Option described above, an option to purchase 7,500 shares of Common Stock on the date of each Annual Meeting of Stockholders of the Company which is held at least six months from the date of election or appointment of such Outside Director (the "Future Outside Director Subsequent Option"), decreased or increased as provided in Section 12 hereof, during the life of the Plan. The Future Director Subsequent Options shall become exercisable in installments cumulatively with respect to 1/12 of the shares subject thereto (increased or decreased as provided in Section 12 hereof) beginning on the first day of the month immediately following the month in which the preceding option, whether the Future Director First Option or a Future Director Subsequent Option, becomes fully vested.
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          All references to "Option" or "Options" contained in this Plan shall also include Current Director Options, Future Director First Options and Future Director Subsequent Options, unless specifically referenced otherwise.

          (e)  The terms of any Option granted hereunder shall be as follows:

               (i)   the term of an Option shall be ten (10) years;

               (ii) in the event the outside Director ceases to be a Director, the Option shall be exercisable only within ninety (90) days after such date and only to the extent that such Outside Director was entitled to exercise the Option at the date of termination;

               (iii) the exercise price per share of Common Stock shall be 100% of the Fair Market Value on the date of grant of the Option;

     Notwithstanding the above, in no event shall any aforementioned Options be exercisable prior to obtaining shareholder approval of the Plan.

     No part of this Section 9 shall be amended more than once every six (6) months, other than to comport with changes to the Code, its regulations and the applicable rules thereunder.

     10.  Exercise of Option.
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          (a)  Procedure for Exercise; Rights as a Stockholder.  Any Option
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granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan; provided, however, that an Incentive Stock option granted on or before December 31, 1986 shall not be exercisable while there is outstanding any incentive stock option which was granted, before the granting of such Incentive Stock Option, to the same Optionee to purchase stock of the Company, any Parent or Subsidiary, or any predecessor corporation of such corporations. For purposes of this provision, an incentive stock option shall be treated as outstanding until such Option is exercised in full or expires by reason of lapse of time.

     An Option may not be exercised for a fraction of a Share.

     An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Plan.
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     Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b)  Termination of Status as an Employee, Consultant or Director.  If
               ------------------------------------------------------------
an Employee, Consultant or Director ceases to serve as an Employee, Consultant or Director (as the case may be), he may, but only within ninety (90) days after the date he ceases to be an Employee, Consultant or Director (as the case may be) of the Company, exercise his Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

          (c)  Disability of Optionee. Notwithstanding the provisions of Section
               ----------------------
10(b) above, in the event an Employee, Consultant or Director is unable to continue his employment or consulting relationship (as the case may be) with the Company as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), he may, but only within six (6) months (or such other period of time not exceeding twelve (12) months as is determined by the Board at the time of grant of the Option) from the date of termination, exercise his Option to the extent he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

          (d)  Death of Optionee.  In the event of the death of an Optionee:
               -----------------

               (i) during the term of the Option who is at the time of his death an Employee, consultant or Director of the Company and who shall have been in Continuous Status as an Employee, Consultant or Director since the date of grant of the Option, the Option may be exercised, at any time within six (6) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as an Employee, Consultant or Director six (6) months after the date of death; or

               (ii) within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Board at the time of grant of the Option) after the termination of Continuous Status as an Employee, Consultant or Director, the Option may be exercised, at any time within six (6) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

     11.  Non-Transferability of Options.  The option may not be sold,
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pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

     12.  Adjustments Upon Changes in Capitalization or Merger.  Subject to
          ----------------------------------------------------
any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

     In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event that such successor corporation refuses to assume the Option or to substitute an equivalent option, the Board shall, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period.

     13.  Time of Granting Options.  The date of grant of an Option shall,
          ------------------------
for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Optionee to whom an Option is so granted within a reasonable time after the date of such grant.

     14.  Amendment and Termination of the Plan.
          -------------------------------------

          (a)  Amendment and Termination.  The Board may amend or terminate the
               -------------------------
Plan from time to time in such respects as the Board may deem advisable; provided that, the following revisions or amendments shall require approval of the shareholders of the Company in the manner described in Section 18 of the
Plan:

               (i) any increase in the number of Shares subject to the Plan, other than in connection with an adjustment under Section 12 of the Plan;

               (ii) any change in the designation of the class of Employees, Consultants or Directors eligible to be granted Options;

               (iii) any material increase in the benefits accruing to participants under the Plan; or

               (iv) any change in the maximum number of Shares subject to Options which may be granted to Directors or any change in the terms, the period of grant or the period for exercise of such Options.

          (b)  Effect of Amendment or Termination.  Any such amendment or
               ----------------------------------
termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

     15.  Conditions Upon Issuance of Shares.  Shares shall not be issued
          ----------------------------------
pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     16.  Reservation of Shares.  The Company, during the term of this Plan,
          ---------------------
will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.